UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4)	Date Filed:

September 2, 2010

URGENT-YOUR RESPONSE IS NEEDED

1-800-591-6309

“Address 1”

“Address 2”

“Address 3”

“Address 4”

“Address 5”

“Address 6”

“Address 7”

Re:	Shares of Allianz CCM Emerging Companies Fund

Dear Shareholder,

We have been trying to get in touch with you regarding an extremely important matter pertaining to your investment in the Allianz CCM Emerging Companies Fund. This matter pertains to a proposed reorganization of the Fund into a corresponding new fund, which is a series of the Managers Funds. Therefore it is extremely urgent that we speak to you.

Upon receipt of this letter, please call us toll-free at 1-800-591-6309 between 9:00 a.m. and 11:00 p.m. EST, Monday to Friday. This process will only take a few minutes of your time.

It is imperative that we hear from you in order to discuss your options regarding the above-mentioned matter.

Your prompt response is greatly appreciated.

Sincerely,

E. Blake Moore, Jr.

President of Allianz Funds

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